Registration No. 333 –_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

CHOICEONE FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2659066 (I.R.S. Employer Identification Number)

109 East Division, Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

ChoiceOne Financial Services, Inc.
DIRECTORS' STOCK PURCHASE PLAN

(Full Title of the Plan)

Adom J. Greenland Chief Operating Officer ChoiceOne Financial Services, Inc. 109 East Division Sparta, Michigan 49345	Copies to:	Jeffrey A. Ott Charlie Goode Warner Norcross & Judd LLP 1500 Warner Building 150 Ottawa Avenue, NW Grand Rapids, Michigan 49503-2832

(Name and Address of Agent for Service)

(616) 887-7366
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐ Non-accelerated filer ☐	Accelerated filer ☑ Smaller reporting company ☑ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (4)(5)	Proposed Maximum Aggregate Offering Price (4)(5)	Amount of Registration Fee
Common Stock	45,879 shares (1)(2)	$28.90	$1,325,903.10	$172.10
Common Stock	97,385 shares (1)(3)	$28.90	$2,814,426.50	$365.31

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of common stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments.

(2)	Represents shares previously issued pursuant to the ChoiceOne Financial Services, Inc. Directors’ Stock Purchase Plan, as amended.

(3)	Represents shares issuable pursuant to the ChoiceOne Financial Services, Inc. Directors’ Stock Purchase Plan, as amended.

(4)	Estimated solely for the purpose of calculating the registration fee.

(5)	The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act of 1933. On March 11, 2020, the average of the high and low sales prices for ChoiceOne Financial Services, Inc. common stock as reported on the NASDAQ Capital Market was $28.90.

EXPLANATORY STATEMENT

This Registration Statement is filed by ChoiceOne Financial Services, Inc. (also referred to as the “Registrant” and “ChoiceOne”) in accordance with the requirements of Form S-8 under the Securities Act to register 97,385 shares of Common Stock issuable under the ChoiceOne Financial Services, Inc. Directors’ Stock Purchase Plan, as amended (the "Plan") that may be issued after the filing of this Registration Statement.

This Registration Statement also includes a prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This prospectus may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 45,879 shares of Common Stock constituting “restricted securities” that were issued under the Plan prior to the filing of this Registration Statement.

REOFFER PROSPECTUS

45,879 Shares of

ChoiceOne Financial Services, Inc. Common Stock

This reoffer prospectus relates to 45,879 shares of ChoiceOne Financial Services, Inc. ("ChoiceOne") common stock, no par value, that may be reoffered and resold from time to time by the selling shareholders of ChoiceOne set forth in this prospectus. The shares of common stock subject to this prospectus have been acquired by the selling shareholders pursuant to the terms of the ChoiceOne Financial Services, Inc. Directors’ Stock Purchase Plan, as amended (the "Plan").

ChoiceOne is a financial holding company incorporated in Michigan. ChoiceOne's two wholly-owned subsidiaries are ChoiceOne Bank and Lakestone Bank & Trust. ChoiceOne's headquarters are located at 109 East Division, Sparta, Michigan 49345 and its phone number is (616) 887-7366. ChoiceOne's common stock is listed on the NASDAQ Capital Market under the trading symbol “COFS.” On March 11, 2020, the closing price per share of ChoiceOne common stock was $28.94.

You should read and consider the "Risk Factors" section below beginning on page 1 of this prospectus before purchasing ChoiceOne's common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2020.

RISK FACTORS

Information concerning risk factors is contained in Item 1A, “Risk Factors,” in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2019 and in certain other documents incorporated by reference in this prospectus. See "Incorporation of Certain Documents by Reference" and "Where You Can Find Additional Information" below for additional information.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and ChoiceOne itself. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future”, and variations of such words and similar expressions are intended to identify such forward-looking statements. All statements with references to future time periods are forward-looking. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Risk factors include, but are not limited to, the risk factors set forth described in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2019. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a forward-looking statement.

USE OF PROCEEDS

The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling shareholders. ChoiceOne will not receive any of the proceeds from any sale of shares by the selling shareholders.

SELLING SHAREHOLDERS

The following table sets forth certain information with respect to each of the selling shareholders, including (a) the name of the selling shareholder; (b) the number of shares of common stock beneficially owned by the selling shareholder as of March 1, 2020; (c) the maximum number of shares of common stock that the selling shareholder may offer pursuant to this prospectus; and (d) the number of shares of common stock beneficially owned by the selling shareholder after the offering, assuming the sale of all shares that may be offered by such shareholder hereunder.

A selling shareholders may not have a present intention of selling all or any of the shares that such selling shareholder may offer pursuant to this prospectus, and there is no assurance that some or all of the selling shareholders will sell all or any of such shares.

Name of Selling Shareholder	Title	Number of Shares Beneficially Owned Prior to Offering	Number of Shares that May be Offered(2)	Number of Shares Beneficially Owned After Offering(3)
Greg L. Armock	Director of ChoiceOne Bank	23,964.8613	2,518	21,446.8613
Frank G. Berris	Former Director	52,351	5,376	46,975
James A. Bosserd	Director	24,611.1654	729	23,882.1654
Keith D. Brophy	Director	10,872.1568	2,510	8,362.1568
Harold J. Burns	Director	8,654	265	8,389

Eric E. Burrough	Director	126,120	265	125,855
David H. Bush	Director	122,625	66	122,559
David Churchill	Director of Lakestone Bank & Trust	6,048	62	5,986
Curt Coulter	Director of Lakestone Bank & Trust	2,822.2949	125	2,697.2949
William F. Cutler Jr.	Former Director	77,072.5784	20,521	56,551.5784
Jack G. Hendon	Director	14,757.69	3,883	10,874.69
Paul L. Johnson	Director	56,323	746	55,577
Jae Maxfield	Former Director	492	60	432
Bradley F. McGinnis	Director of ChoiceOne Bank	11,048	1,747	9,301
Nels W. Nyblad(3)	Director	36,686	5,797	30,889
Kelly J. Potes	Director	20,053.9633	1,147	18,906.9633
Michelle Wendling	Director of Lakestone Bank & Trust	1,547	62	1,485

(1)	Represents the number of shares of common stock beneficially owned by each selling shareholder that were issued prior to the date of this prospectus pursuant to the Plan and that may be offered pursuant to this prospectus.
(2)	Assumes the sale of all shares that are beneficially owned by such selling shareholder that may be offered pursuant to this prospectus, and further assumes no other sales or purchases of ChoiceOne common stock following March 1, 2020.
(3)	Includes shares held by Mr. Nyblad's trust.

PLAN OF DISTRIBUTION

The selling shareholders may sell all or a portion of the shares offered pursuant to this prospectus from time to time in ordinary broker transactions on the NASDAQ Capital Market at the prices prevailing at the same of such sales or in private transactions. The selling shareholders will be responsible for payment of all costs associated with any and all commissions to brokers. The selling shareholders will also be responsible for all brokerage commissions and other expenses incurred by the selling shareholders, and ChoiceOne will pay all other expenses incident to the sale of the shares to the public (including the costs associated with registration of such shares). In connection with any sale, the selling shareholders and any brokers participating in such sales may be deemed to be underwriters under the Securities Act, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by ChoiceOne with the Securities and Exchange Commission are incorporated in this registration statement by reference:

(a)       ChoiceOne's annual report on Form 10-K for the fiscal year ended December 31, 2019.

(b)       All other reports filed by ChoiceOne pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 2019.

(c)       The description of ChoiceOne's common stock contained in Exhibit 4.2 to the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2019.

(d)       ChoiceOne’s Current Reports on Form 8-K filed January 6, 2020 and February 4, 2020 (other than any portions of the documents deemed to be furnished and not filed).

All documents subsequently filed by ChoiceOne pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

ChoiceOne's Articles of Incorporation provide that ChoiceOne will indemnify, to the fullest extent permitted by the Michigan Business Corporation Act, directors or executive officers of ChoiceOne against claims arising out of their service to ChoiceOne, a subsidiary of ChoiceOne, or another organization at the request of ChoiceOne or its subsidiary. ChoiceOne's Bylaws additionally provide that ChoiceOne may indemnify other persons who serve or served as a director, officer, employee, or agent of ChoiceOne or who have served at the request of ChoiceOne as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of ChoiceOne common stock being offered pursuant to this prospectus will be passed upon by Warner Norcross + Judd LLP, 1500 Warner Building, 150 Ottawa Avenue NW, Grand Rapids, Michigan 49503.

EXPERTS

The consolidated financial statements of ChoiceOne appearing in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2019 have been incorporated by reference herein upon the reports of Plante & Moran, PLLC, an independent registered public accounting firm, which reports have been incorporated by reference herein by inclusion of such reports in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2019, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

ChoiceOne files annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. ChoiceOne files such reports and other information with the Securities and Exchange Commission electronically, and the Securities and Exchange Commission maintains an internet website located at www.sec.gov containing this information. The reports and other information that ChoiceOne files with the Securities and Exchange Commission is also available at its website, www.choiceone.com. Information included on ChoiceOne’s website is not incorporated by reference into this proxy statement and prospectus.

You can obtain any reports, proxy statements or other information filed by ChoiceOne with the Securities and Exchange Commission, without charge, electronically at the Securities and Exchange Commission’s website above. In addition, ChoiceOne will provide you with copies of any reports, proxy statements or other information filed by ChoiceOne with the Securities and Exchange Commission, without charge, upon written or oral request to:

ChoiceOne Financial Services, Inc.

109 East Division

Sparta, Michigan 49345

(616) 887-7366

Attention: Thomas L. Lampen

Part II

Information required in the registration statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by ChoiceOne Financial Services, Inc. (also referred to as the “Registrant” and “ChoiceOne”) with the Securities and Exchange Commission are incorporated in this registration statement by reference:

(a)       The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2019.

(b)       All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 2019.

(c)       The description of ChoiceOne Financial Services, Inc. common stock contained in Exhibit 4.2 to the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2019.

(d)       ChoiceOne’s Current Reports on Form 8-K filed January 6, 2020 and February 4, 2020 (other than any portions of the documents deemed to be furnished and not filed).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

ChoiceOne’s Restated Articles of Incorporation require it to indemnify directors and executive officers of ChoiceOne to the fullest extent now or in the future permitted by the Michigan Business Corporation Act (the “MBCA”) in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of ChoiceOne, a subsidiary or otherwise) arising out of his or her service to ChoiceOne, a subsidiary or to another organization at the request of ChoiceOne or a subsidiary. In addition, ChoiceOne’s Restated Articles of Incorporation permit it to indemnify persons who are not directors or executive officers of ChoiceOne to the extent authorized by its Bylaws, resolution of the Board of Directors or contractual agreement authorized by the Board of Directors.

ChoiceOne’s Bylaws permit ChoiceOne to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of ChoiceOne), whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer, employee, or agent of ChoiceOne or is or was serving at the request of ChoiceOne as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorney fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of ChoiceOne or its shareholders and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

ChoiceOne’s Bylaws further permit ChoiceOne to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of ChoiceOne to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of ChoiceOne or is or was serving at the request of ChoiceOne as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorney fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of ChoiceOne or its shareholders. However, ChoiceOne’s Bylaws provide that such indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to ChoiceOne except to the extent authorized by statute.

In addition, ChoiceOne’s ability to indemnify its directors and officers or other persons is determined, to an extent, by the MBCA. The following is a summary of the applicable provisions of the MBCA:

Sections 561 through 571 of the MBCA contain provisions governing the indemnification of directors and officers by Michigan corporations. That statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Indemnification of expenses (including attorneys’ fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses (including attorneys’ fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys’ fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made: (i) by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding; (ii) if a quorum cannot be so obtained, by a majority vote of a committee of not less than two directors who are not, at the time, parties or threatened to be made parties to the action, suit or proceeding; (iii) in a written opinion by independent legal counsel; (iv) by all independent directors not parties or threatened to be made parties to the action, suit or proceeding; or (v) by the shareholders (excluding shares held by interested directors, officers, employees or agents). An authorization for payment of indemnification may be made by: (a) the board of directors by (i) a majority vote of 2 or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, (ii) a majority vote of a committee of 2 or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, (iii) a majority vote of 1 or more “independent directors” who are not parties or threatened to be made parties to the action, suit or proceeding, or (iv) if the corporation lacks the appropriate persons for alternatives (i) through (iii), by a majority vote of the entire board of directors; or (b) the shareholders (excluding shares held by interested directors, officers, employees or agents). Under the MBCA, ChoiceOne may indemnify a director without a determination that the director has met the applicable standard of conduct unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA (which prohibits certain dividends, distributions and loans to insiders of the corporation), or intentionally committed a criminal act. A director may file for a court determination of the propriety of indemnification in any of the situations set forth in the preceding sentence.

In certain circumstances, the MBCA further permits advances to cover such expenses before a final disposition of the proceeding, upon receipt of an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director, officer, employee or agent to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise.

The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation’s articles of incorporation or bylaws or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director, officer, employee or agent.

The MBCA permits ChoiceOne to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with ChoiceOne, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, ChoiceOne maintains such insurance on behalf of its directors, officers and employees.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of or incorporated by reference into this registration statement:

Exhibit Number	Document
4.1	Restated Articles of Incorporation of ChoiceOne Financial Services, Inc. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.’s Form 8-A filed February 4, 2020. Here incorporated by reference.

4.2	Bylaws of ChoiceOne Financial Services, Inc., as currently in effect, and any amendments thereto. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.’s Form 8-K filed October 1, 2019. Here incorporated by reference.

4.3	Advances, Pledge and Security Agreement between ChoiceOne Bank and the Federal Home Loan Bank of Indianapolis. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.’s Form 10-K Annual Report for the year ended December 31, 2013. Here incorporated by reference.

5	Opinion of Warner Norcross & Judd LLP.

23.1	Consent of Independent Registered Accounting Firm.

23.2	Consent of Warner Norcross & Judd LLP (included in Exhibit 5 and here incorporated by reference).

24	Powers of Attorney.

99.1	ChoiceOne Financial Services, Inc. Directors' Stock Purchase Plan. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.’s Form 10-K Annual Report for the year ended December 31, 2019. Here incorporated by reference.

Item 9.	Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Sparta, State of Michigan, on March 16, 2020.

ChoiceOne Financial Services, Inc.

By:	/s/ Kelly J. Potes	March 16, 2020
Kelly J. Potes Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Kelly J. Potes	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2020
Kelly J. Potes

/s/ Thomas L. Lampen	Treasurer (Principal Financial and Accounting Officer)	March 16, 2020
Thomas L. Lampen

*/s/ Paul L. Johnson	Chairman of the Board and Director	March 16, 2020
Paul L. Johnson

*/s/ Bruce J. Cady	Vice Chairman of the Board and Director	March 16, 2020
Bruce J. Cady

*/s/ James A. Bosserd	Director	March 16, 2020
James A. Bosserd

*/s/ Keith D. Brophy	Director	March 16, 2020
Keith D. Brophy

*/s/ Michael J. Burke, Jr.	Director	March 16, 2020
Michael J. Burke, Jr.

*/s/ Harold J. Burns	Director	March 16, 2020
Harold J. Burns

*/s/ Eric E. Burroughs	Director	March 16, 2020
Eric E. Burroughs

*/s/ David H. Bush	Director	March 16, 2020
David H. Bush

*/s/ Patrick A. Cronin	Director	March 16, 2020
Patrick A. Cronin

*/s/ Jack G. Hendon	Director	March 16, 2020
Jack G. Hendon

*/s/ Gregory A. McConnell	Director	March 16, 2020
Gregory A. McConnell

*/s/ Nels W. Nyblad	Director	March 16, 2020
Nels W. Nyblad

*/s/ Roxanne M. Page	Director	March 16, 2020
Roxanne M. Page

*By /s/ Thomas L. Lampen
Attorney-in-Fact

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